EXHIBIT 23.1

                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2007 (except for Note 23, as to which the date is October 10, 2007) relating to the consolidated financial statements of GreenShift Corporation as of December 31, 2006 and for the years ended December 31, 2006 and 2005.


                                        Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
November 21, 2007